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                                                                 EXHIBIT 4(wwww)


     The form of Subsequent Liquid Yield Option/SM/ Note Indenture, if any, with respect to Subordinated Debt Securities will be substantially the same as the form of Liquid Yield Option/SM/ Note Indenture contained as Exhibit 4(vvvv) to the Registration Statement except that the name of any Subsequent Trustee with respect to any Subsequent Indenture will be inserted and any Subsequent Indenture will be dated as of a current date.